Exhibit 10.1

FINAL FORM

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of October 10, 2018 by and among (i) MTech Acquisition Corp., a Delaware corporation (“Purchaser”), (ii) MJ Freeway LLC, a Colorado limited liability company (the “Company”), and (iii) the undersigned member (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on or about the date hereof, Purchaser, MTech Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Pubco”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), the Company and the other parties named therein, have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, (i) Purchaser Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and with security holders of Purchaser receiving substantially equivalent securities of Pubco, and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and with equity holders of the Company receiving shares of common stock of Pubco, and as a result of which Mergers, among other matters, Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL and the Colorado Act;

WHEREAS, the Board of Managers of the Company has (a) approved and declared advisable the Merger Agreement, the Ancillary Documents, the Mergers and the other transactions contemplated by any such documents (collectively, the “Transactions”), (b) determined that the Transactions are fair to and in the best interests of the Company and its members (the “Company Members”) and (c) recommended the approval and the adoption by each of the Company Members of the Merger Agreement, the Ancillary Documents, the Mergers and the other Transactions; and

WHEREAS, as a condition to the willingness of Purchaser to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Purchaser and the Company to consummate the Transactions, Purchaser, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to Purchaser regarding the manner in which Holder is bound hereunder to vote any membership or other equity interests of the Company which Holder beneficially owns, holds or otherwise has voting power (the “Units”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Mergers, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Covenant to Vote the Units. Holder agrees, with respect to all of the Units:

(a)          during the Voting Period, at each meeting of the Company Members or any class or series thereof, and in each written consent or resolutions of any of the Company Members in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Units (i) in favor of, and adopt, the Mergers, the Merger Agreement, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the Merger Agreement, and (iii) to vote the Units in opposition to: (A) any Acquisition Proposal and any and all other proposals (x) for the acquisition of the Company, (y) that could reasonably be expected to delay or impair the ability of the Company to consummate the Mergers, the Merger Agreement or any of the Transactions, or (z) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate/limited liability company structure or business; or (C) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled;

(b)          to promptly execute and deliver all related documentation and take such other action in support of the Mergers, the Merger Agreement, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or Purchaser in order to carry out the terms and provision of this Section 1, including (i) execution and delivery to the Company of a Letter of Transmittal, a Lock-Up Agreement and the other Transmittal Documents, (ii) delivery of Holder’s Company Certificate (or a Lost Certificate Affidavit in lieu of the Company Certificate), duly endorsed for transfer, to Pubco and any similar or related documents and such other documents as may be reasonably requested by Pubco or Purchaser, (iii) any actions by written consent of the Company Members presented to Holder, and (vi) any applicable Ancillary Documents (including if the Holder is a Significant Seller, the Non-Competition Agreement), customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c)          not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Units owned by Holder or his/her/its Affiliates in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the Company and Purchaser in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

(d)          except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any equity interests of the Company in connection with any vote or other action with respect to the Transactions, other than to recommend that Company Members vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e)          to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Mergers, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the Colorado Act.

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2.	Other Covenants.

(a)          No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without Purchaser’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Units; (B) grant any proxies or powers of attorney with respect to any or all of the Units; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Units; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Units in violation of this Agreement. Holder agrees with, and covenants to, Purchaser and the Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Units during the term of this Agreement without the prior written consent of Purchaser and the Company, and the Company hereby agrees that it shall not effect any such Transfer.

(b)          Changes to Units. In the event of an equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Units” shall be deemed to refer to and include the Units as well as all such equity dividends and distributions and any securities into which or for which any or all of the Units may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify Purchaser promptly in writing of the number and type of any additional Units acquired by Holder, if any, after the date hereof.

(c)          Compliance with Merger Agreement. Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with Purchaser to effect the Mergers, all other Transactions, the Merger Agreement, the Ancillary Documents and the provisions of this Agreement. During the Voting Period, Holder shall not authorize or permit any of its Representatives to, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.2 of the Merger Agreement (unless Purchaser shall have consented thereto).

(d)          Registration Statement. During the Voting Period, Holder agrees to provide to Purchaser, the Company and their Representatives any information regarding Holder or the Units that is reasonably requested by Purchaser, the Company or their respective Representatives (including Pubco) for inclusion in the Registration Statement.

(e)          Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company and Purchaser. Holder hereby authorizes the Company and Purchaser to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Units and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

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3.           Grant of Proxy. Holder, with respect to all of the Units, hereby irrevocably grants to, and appoints, Purchaser and any designee of Purchaser (determined in Purchaser’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Units owned (whether beneficially or of record) by Holder, and revokes all prior proxies given in connection with any of the matters set forth herein. The proxy and power of attorney granted herein is granted in consideration of Purchaser entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses, and shall be deemed to be coupled with an interest, shall be irrevocable during the term of this Agreement and shall survive the bankruptcy, insolvency or dissolution of Holder, but shall expire at the end of the Voting Period. Holder shall, from time to time as reasonably requested by Purchaser or the Company, execute and deliver such further instruments, agreements or other documents and take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy and power of attorney granted by this Section 3. Holder agrees, until this Agreement is terminated in accordance with Section 6(a), to vote its Shares in accordance with Section 1 above.

4.           Capacity. This Agreement is executed and delivered by Holder solely in his, her or its capacity as a holder and owner of Units and not as an officer, director or manager of the Company.

5.           Representations and Warranties of Holder. Holder hereby represents and warrants to Purchaser and the Company as follows:

(a)          Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

(b)          Ownership of Units. As of the date hereof, Holder has beneficial ownership over the type and number of the Units set forth under Holder’s name on the signature page hereto, is the lawful owner of such Units, has the sole power to vote or cause to be voted such Units, and has good and valid title to such Units, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Holder. Except for the Units set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

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(c)          No Conflicts. No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Units or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)          No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Units inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Units and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

6.	Miscellaneous.

(a)          Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Purchaser, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of Purchaser, the Company and Holder, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6(a) shall survive the termination of this Agreement.

(b)          Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of Purchaser and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)          Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

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(d)          Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 6(g). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f)           Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)          Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to Purchaser, to:

MTech Acquisition Corp.
10124 Foxhurst Court
Orlando, Florida 32836
Attn: Tahira Rehmatullah
Facsimile No.: (407) 370-3097
Telephone No.: (407) 345-8332
Email: tahira@mtechacquisitioncorp.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:      Stuart Neuhauser, Esq.
               Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:      sneuhauser@egsllp.com
                 mgray@egsllp.com

If to the Company, to:

MJ Freeway LLC
1601 Arapahoe Street, Suite 900
Denver, CO 80202
Attn: Jessica Billingsley, CEO
Facsimile No.:  (888) 932-6537
Telephone No.:  (888) 932-6537
Email: jessica@mjfreeway.com

With a copy to (which shall not constitute notice):

Graubard Miller
The Chrysler Building
405 Lexington Avenue - 11th Floor
New York, New York 10174
Attn:       David Alan Miller, Esq.
Facsimile No.: (212) 818-8881
Telephone No.: (212) 818-8661
Email:      DMiller@graubard.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and Purchaser (and each of their copies for notices hereunder).

(h)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)           Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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(j)            Specific Performance. Each of Holder and the Company acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and Purchaser will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder or the Company in accordance with their specific terms or were otherwise breached. Accordingly, Purchaser shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder or the Company and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)         Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l)          No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company equity holders entering into voting agreements with the Company or Purchaser. Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with the Company or Purchaser in connection with the Merger Agreement and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Units.

(m)          Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)          Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Purchaser or the Company, or any of the obligations of Holder under any other agreement between Holder and either Purchaser or the Company, respectively, or any certificate or instrument executed by Holder in favor of Purchaser or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Purchaser or the Company or any of the obligations of Holder under this Agreement.

(o)          Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

Purchaser:

MTECH ACQUISITION CORP.

By:
Name:
Title:

The Company:

MJ FREEWAY LLC

By:
Name:
Title:

Holder:

[______________________________]

By:
Name:
Title:

Number and Type of Units:

__________ Company Common Units

__________ Series A Preferred Units

__________ Series B Preferred Units

__________ Series C Preferred Units

__________ Profits Interests Units

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

{Signature Page to Voting Agreement}